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                                                          Exhibit 23.1

                          CONSENT OF INDEPENDENT ACCOUNTANTS



       We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Curtice-Burns Foods, Inc. of our report dated September 28, 1994 (which report contains an explanatory paragraph relative to disputes between Curtice-Burns Foods, Inc. and Pro-Fac Cooperative, Inc.) relating to the financial statements of Pro-Fac Cooperative, Inc. which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

       Price Waterhouse LLP

       PRICE WATERHOUSE LLP
       1900 Chase Square
       Rochester, NY  14604
       November 14, 1994